UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 13, 2023
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Yext, Inc. (the “Company”) was held on June 13, 2023. Stockholders of record of the Company’s common stock at the close of business on April 17, 2023 were entitled to vote at such meeting. For more information about the proposals voted on at the meeting, see the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2023. The results of the voting at such meeting were as follows:

1. The Class III directors were elected to serve a three-year term expiring at the 2026 annual meeting of stockholders or until his or her respective successors have been elected and qualified. The three nominees receiving the largest number of affirmative votes representing shares of the Company’s common stock present and entitled to vote at the annual meeting were elected as the Class III directors by the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
Andrew Sheehan	47,433,336	28,692,207	17,188,903
Jesse Lipson	73,754,638	2,370,905	17,188,903
Tamar Yehoshua	74,624,649	1,500,894	17,188,903

2. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024 was ratified by the following vote:

For	Against	Abstain
93,068,772	122,751	122,923

3. The compensation of the Company’s named executive officers was approved on an advisory, non-binding basis by the following vote:

For	Against	Abstain	Broker Non-Votes
72,770,052	3,251,240	104,251	17,188,903

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: June 15, 2023